Exhibit 8.2
[ Letterhead of Kutak Rock LLP ]
May 3, 2011
UDR, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Ladies and Gentlemen:
     We have acted as special tax counsel to UDR, Inc., a Maryland corporation (the “Company”), in connection with the proposed issuance and sale by the Company of an indeterminate principal amount of Medium-Term Notes, Series A, Due Nine Months or More From Date of Issue, Fully and Unconditionally Guaranteed by United Dominion Realty, L.P. (the “Notes”), pursuant to that certain Second Amended and Restated Distribution Agreement dated May 3, 2011 (the “Distribution Agreement”), by the Company and United Dominion Realty, L.P. on the one hand, and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC on the other hand. The Notes are subject to a registration statement on Form S-3 (File No. 333-156002) filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 8, 2008 (the “Original Registration Statement”), under the Securities Act of 1933 (the “Securities Act”), as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on October 15, 2010 (the Original Registration Statement as so amended is referred to herein as the “Registration Statement”), the prospectus dated December 8, 2008 contained in the Registration Statement (the “Base Prospectus”), and a prospectus supplement to the Base Prospectus dated May 3, 2011 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to them in the certificate (or incorporated therein by reference), dated of even date herewith (the “Officer’s Certificate”), delivered to Kutak Rock LLP by the Company which provides certain representations by it relevant to this opinion.
     You have requested our opinion as to the status of the Company as a REIT for U.S. federal income tax purposes. In connection with this opinion, we have examined and relied upon the following, with your consent: (i) the Officer’s Certificate, (ii) the Registration Statement and the Prospectus, and (iii) such other documents as we have considered relevant to our analysis. In our review of such documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the

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authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.
     The Officer’s Certificate relates to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s primary counsel. For purposes of our opinion, we have not independently verified all of the statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, or in any other document. We have, consequently, assumed and relied on your representation that the statements, representations and covenants contained in the Officer’s Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants. We have, at the Company’s request, also assumed for purposes of our opinion that any legal opinion received by the Company on or before December 8, 2008, to the effect that the Company was taxable as a REIT, is correct. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate, including the correctness of any such prior legal opinion, may affect our conclusions set forth herein.
     Our opinion is also based on the correctness of the following assumptions: (i) the Company and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.
     In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a

May 3, 2011

contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.
     We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to the Company or any investment therein, other than as expressly stated herein.
     Based on and subject to the foregoing, we are of the opinion that commencing with the Company’s taxable year that ended on December 31, 2007, and for the taxable years ended December 31, 2008, 2009 and 2010, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and its organization and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Code thereafter. As noted in the Registration Statement, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.
     This opinion is furnished to you solely for use in connection with the Prospectus Supplement. This opinion is solely for your benefit, and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Company’s filings with the SEC in connection with the offering of the Notes and to the reference to our firm name in the Prospectus Supplement under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Prospectus within the meaning of the term “experts” as used in the Securities Act of 1933 or the rules and regulations of the SEC thereunder. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

Very truly yours,

/s/ Kutak Rock LLP